Exhibit (d)(18)(i)

First Amendment to Exhibit A of the Fee Waiver Agreement

Between

Simplify Exchange Traded Funds

and

Simplify Asset Management Inc.

This first amendment (the “Amendment”) to the Fee Waiver Agreement (the “Agreement”) by and between Simplify Exchange Traded Funds (the “Trust”) and Simplify Asset Management Inc. (“SAMI”) is entered into with effect as of November 1, 2024 (the “Effective Date”).

WHEREAS, the Trust and SAMI (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of funds; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SIMPLIFY EXCHANGE TRADED FUNDS		SIMPLIFY ASSET MANAGEMENT INC.

By:	/s/ Paul Kim	By:	/s/ Paul Kim
	Paul Kim, President		Paul Kim, Chief Executive Officer

Exhibit A

Dated: Effective as of November 1, 2024

Fund	Management Fee After Waiver	Limitation Period
Simplify Aggregate Bond (AGGH) ETF	0.25%	October 31, 2025
Simplify High Yield PLUS Credit Hedge (CDX) ETF	0.25%	October 31, 2025
Simplify Intermediate Term Treasury Futures Strategy (TYA) ETF	0.15%	October 31, 2025
Simplify Macro Strategy (FIG) ETF	0.50%	October 31, 2025
Simplify Short Term Treasury Futures Strategy (TUA) ETF	0.15%	October 31, 2025
Simplify MBS (MTBA) ETF	0.15%	October 31, 2025
Simplify Hedged Equity (HEQT) ETF	0.40%	October 31, 2025